EXHIBIT 11.1

                            JEFFERSON SMURFIT CORPORATION
                          CALCULATION OF PER SHARE EARNINGS
                        (In millions, except per share data)





                                              Three months ended      Nine months ended
                                                 September 30,           September 30,
                                               1996         1995        1996       1995
Primary earnings per share <fn1>
Weighted average shares outstanding             111          111         111        111

Income applicable to common shares
  before extraordinary item                   $  22        $  77       $ 102      $ 182
Extraordinary item                                            (3)         (4)        (3)
Net income applicable to common shares        $  22        $  74       $  98      $ 179

Per share amounts
  Income before extraordinary item            $ .20        $ .70       $ .92      $1.65
  Extraordinary item                                        (.03)       (.04)      (.03)
  Net income applicable to common shares      $ .20        $ .67       $ .88      $1.62




Fully diluted earnings per share <fn1>
Weighted average shares outstanding             111          111         111        111

Income applicable to common shares
  before extraordinary item                   $  22        $  77       $ 102      $ 182
Extraordinary item                                            (3)         (4)        (3)
Net income applicable to common shares        $  22        $  74       $  98      $ 179

Per share amounts
  Income before extraordinary item            $ .20        $ .70       $ .92      $1.65
  Extraordinary item                                        (.03)       (.04)      (.03)
  Net income applicable to common shares      $ .20        $ .67       $ .88      $1.62



<fn1> The computations do not include common stock equivalents associated with stock options since the dilutive effect on earnings per share is not material.